EXHIBIT i


                        OPINION AND CONSENT OF COUNSEL
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KIRKPATRICK & LOCKHART LLP                         1800 Massachusetts Avenue, NW
                                                                       Suite 200
                                                       Washington, DC 20036-1212
                                                                    202.778.9000
                                                                202.778.9100 Fax
                                                                      www.kl.com


                                November 24, 2004


USAA Mutual Fund, Inc.
9800 Fredericksburg Road
San Antonio, TX  78288

Ladies and Gentlemen:

         We have acted as counsel to USAA Mutual Fund, Inc., a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 71 to the Company's Registration Statement on Form N-1A (File Nos. 2-49560; 811-02429) (the "Post-Effective Amendment"), registering shares of beneficial interest of each series of the Company listed in Schedule A attached to this opinion letter (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Company's Articles of Incorporation, as amended (the "Charter"), and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each series will not exceed the number of such Shares authorized to be issued under the Charter. We have not verified any of those assumptions.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

          1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Company; and

         2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.

         This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-

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USAA Mutual Fund, Inc.
November 24, 2004
Page 2

Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                  Very truly yours,

                                  /s/ Kirkpatrick & Lockhart LLP

                                  Kirkpatrick & Lockhart LLP


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                                   SCHEDULE A


                             Aggressive Growth Fund
                               Capital Growth Fund
                             First Start Growth Fund
                              Growth & Income Fund
                                   Growth Fund
                          High-Yield Opportunities Fund
                                   Income Fund
                                Income Stock Fund
                           Intermediate-Term Bond Fund
                                Money Market Fund
                            Science & Technology Fund
                              Short-Term Bond Fund
                              Small Cap Stock Fund
                                   Value Fund